EXHIBIT 3(b)

                                             Adopted: September 6, 1986
                                             Amended: March 17, 1988
                                        Amended: March 16, 1989
                                             Amended: September 26, 1989
                                             Amended: June 26, 1990
                                             Amended: June 11, 1992
                                             Amended: June 16, 1994

                                       BY LAWS

                                          OF

                                SCOR U.S. CORPORATION

                                      ARTICLE I

                                     Stockholders

                    SECTION 1. Annual Meeting. The annual meeting of the stockholders of SCOR U.S. Corporation (the "Corporation") shall be held on a day and at a place and time set by the Board of Directors sometime during the calendar year or as to the Board of Directors. Any business may be transacted at an annual meeting, except as otherwise provided by law or by these by-laws.

                    SECTION 2. Special Meeting. A special meeting of stockholders may be called upon the request of the Chairman of the Board or the Board of Directors, who shall convene the stockholders at a meeting to be held at the principal office of the Corporation or such place and time as may be designated in the notice of meeting.

                    SECTION  3.  Notice.  The President or Secretary of the
          Corporation shall notify each stockholder of the date of the annual or special meetings at least ten (10) days in advance thereof by depositing in any post office in the United States, such notice properly directed to the person for whom it is intended at the last post office address shown on the Corporation's record of stockholders.

                    Any stockholder who wishes to conduct business which has not been brought before a stockholder's meeting by or at the direction of the Board of Directors must give prior written notice to the Secretary of the intention to bring such business before the meeting. In all cases, to be timely, notice must be received by the Corporation not less than 70 days nor more than 90 days prior to the meeting (or if fewer than 80 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the tenth day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made).

                    Any stockholder  who wishes to nominate  any person for
          the  position of  director shall  provide notice  in a  similarly
          timely  manner.   Such notice  shall contain  certain information
          about  that  person,  including   age,  business  and   residence
          addresses, principal occupation, the class and number of shares of the corporation beneficially owned and such other information


          as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person.

                    SECTION 4. Quorum. Except as otherwise provided by law, a quorum at all meetings of stockholders shall consist of the holders of record of at least a majority in value of the shares entitled to vote thereat, present in person or by proxy.

                    SECTION 5. Record Date. The record date for determining stockholders qualified to vote at any annual or special meeting of stockholders shall be the date on which the notice of meeting is mailed to stockholders, except in those cases where the Board of Directors shall (a) order the stock transfer books be closed for a stated period preceding the meeting, or (b) fix a date as the record date for such determination of stockholders qualified.

                    SECTION 6. Proxies. At all meetings of stockholders, a stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and in no event shall it remain irrevocable for a period of more than eleven (11) months.

                    SECTION 7. Meetings. Stockholder meetings shall be presided over by the Chairman of the Board, or, if he is not present, a Vice Chairman, or, if a Vice Chairman is not present, the President of the Corporation shall preside. In the absence of such persons, the stockholders entitled to vote at the meeting present in person or by proxy, shall elect a chairman to preside at the meeting.

                    SECTION 8. Voting of Shares. Each outstanding share entitled to vote upon a matter submitted to a vote at a meeting of stockholders shall be entitled to one (1) vote on such matter, except as may otherwise be specified in the Articles of Incorporation of the Corporation. Cumulative voting by stockholders for directors is prohibited.


                                      ARTICLE II

                                  Board of Directors

                    SECTION 1. Number and Term of Office. The business and property of the Corporation shall be managed and controlled by the Board of Directors, and subject to the restrictions imposed by law, by the Certificate of Incorporation, or by these by-laws, it may exercise all the powers of the Corporation.

                    The Board of Directors shall consist of not fewer than three (3) members, and shall be divided into three classes, in



          which membership shall be as equal in number as possible. The number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by a majority vote of the Board of Directors.

                    Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Terms of directors shall be staggered by class, with classes being elected for successive terms, so that a different class of directors shall be elected at each election. Directors need not be stockholders, and they need not be residents of Delaware. Any director may be removed from office by an affirmative vote of two-thirds of the stockholders entitled to vote for election of directors at any meeting at which a quorum of stockholders is present.

                    Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

                    No individual shall be elected or re-elected as a member of the Board of Directors subsequent to his/her attaining the age of seventy-two (72).

                    SECTION 2. Meetings of Directors. The directors may hold their meetings and have an office and keep books of the Corporation, except as otherwise provided by statute, in such place or places as the Board of Directors may from time to time determine. The directors shall keep a full and correct record of their transactions to be open during business hours to the inspection of stockholders and others interested therein.

                    Directors  may  receive  a  fee for  their  service  as
          directors, and, in addition, by resolution of the Board, a fixed fee and expense reimbursement may be allowed for attendance at such regular or special meetings of the Board or any committee thereof; provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

                    SECTION 3. Regular Meetings. In addition to the annual meeting of the Board of Directors, at least three (3) regular meetings shall be held in each year at the time and place designated by the Chairman of the Board for the purpose of transacting any business within the powers of the Board of Directors. Notice of such regular meeting or meetings shall be given as provided herein, but failure to give notice of any regular meeting shall not invalidate the meeting or any of the proceedings thereat.

                    SECTION 4. Special Meeting. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President, whenever he deems it necessary or whenever requested to do so in writing or by a quorum of the Board.




                    SECTION 5. Notice. The Secretary shall give notice of each regular and special meeting upon giving at least five (5), but no more than thirty (30) days notice before such meeting to each director. In case of a special meeting the purpose of such meeting shall be specified in the notice and only such specified business shall be transacted at the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting was not lawfully called or convened.

                    SECTION 6. Quorum. A majority of the directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any directors solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater the number is required by the articles of incorporation or by these by-laws.

                    SECTION 7. Election of Officers. At each annual meeting of the Board of Directors, said Board shall convene for the purpose of organization and the transaction of business, if a quorum be present, and shall proceed to electing such officers as are provided for in Article 3, Section 1.

                    SECTION 8. Presiding Officers and Secretary. At meetings of the Board of Directors, the Chairman of the Board shall preside, and in the absence of the Chairman of the Board, a Vice Chairman shall preside, and in the absence of all such persons, a chairman shall be chosen by the Board from among the directors present.

                    The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the Presiding Officer may appoint any person to act as secretary of the meeting.

                    SECTION 9. Payment of Dividends. Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders of the Corporation in cash or property. Record dates for determining the eligibility of stock to participate in any cash or stock dividend shall be set by the directors.

                    SECTION 10. Executive Committee. The Board of Directors of the Corporation, by resolution passed by a majority of the Board of Directors, may designate from among its members three (3) or more directors to constitute an Executive Committee, which Committee, except insofar as limited by law or further limited by resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors; provided, however, that no person shall be elected a Senior Officer of the Corporation by the Executive Committee unless such



          person is first nominated for office by the Chairman or the President.

                    Two (2) members of the Executive Committee shall constitute a quorum. Regular meetings of the Executive Committee shall be held at such times and places as the committee may determine and no notice of such meetings shall be necessary. Special meetings of the Executive Committee shall be called by the Secretary whenever the Chairman of the Executive Committee shall so request, and may be called at any time by any member of the Committee. Reasonable notice shall be given of such meetings, but the action of a majority of the Executive Committee, at any meeting at which a quorum is present shall be valid, notwithstanding any defect in the notice for such meeting.

                    SECTION 11. Finance Committee. The Board of Directors of the Corporation, by resolution passed by a majority of the Board of Directors, may elect three (3) or more Directors, among whom shall be the Chairman of the Board of Directors and the President to constitute a Finance Committee, which committee, except insofar as further limited by the resolution of the Board of Directors or by law, shall have and may exercise the following powers:

                    (1) Supervise the investment program as directed by the Board of Directors.

                    (2)  Provide advice  to the Board of  Directors of Scor
                         Reinsurance   Corporation  concerning   Scor  Re's
                         investment decisions.

                    (3) Designate by appropriate resolution the officers who shall be authorized and empowered to buy, sell and/or exchange any stock and/or bonds and/or any other securities or commercial paper now owned by or that may hereafter be acquired by this Corporation and to make, execute and deliver, in the name of this Corporation as its act and deed and under its corporate seal, any and all written instruments necessary and proper to carry into effect any and all such purchases, exchanges and/or sales.

                    The Chairman of the Board of Directors shall be the ex-officio Chairman of the Finance Committee; in case of his absence from any meeting of the Committee, the President shall preside; in case of the absence of the named Officers, a Chairman may be chosen by the Committee to preside. Two (2) members of the Finance Committee shall constitute a quorum. Regular meetings of the Committee shall be held at such times and places as the Committee shall determine and no notice of such meetings shall be necessary. Special meetings shall be called by the Secretary whenever the Chairman of the Finance Committee shall so request, and may be called at any time by any member of the Committee. Reasonable notice shall be given of such meetings, but the action of a majority at any meeting at which a quorum is present shall be valid, notwithstanding any defect in the notice for such meeting.



                    SECTION 12. Audit Committee. The Board of Directors of the Corporation, by resolution passed by a majority of the Board of Directors, may elect three (3) or more directors to constitute an Audit Committee, which committee, except insofar as further limited by the resolution of the Board of Directors or by law, shall have and may exercise the following powers:

                    (1)  Supervise  the  audits  to  be  conducted  by  the
                         Corporation's    independent   certified    public
                         accounting firm.

                    (2) Periodically review the Corporation's policies and practices and make recommendations to the Board of Directors and the management of the Corporation.

                    Two (2) members of the Audit Committee shall constitute a quorum. Regular meetings of the Audit Committee shall be held at such times and places as the committee shall be held at such times and places as the committee may determine and no notice of such meetings shall be necessary. Special meetings of the Audit Committee shall be called by the Secretary whenever the Chairman of the Audit Committee shall so request, and may be called at any time by any member of the Committee. Reasonable notice shall be given of such meetings, but the action of a majority of the Audit Committee at any meeting at which a quorum is present shall be valid, notwithstanding any defect in the notice for such meeting.

                    SECTION 13. Compensation Committee. The Board of Directors of the Corporation, by resolution passed by a majority of the Board of Directors, may elect three (3) or more directors to constitute a Compensation Committee, which committee, except insofar as further limited by the resolution of the Board of Directors or by law, shall have and may exercise the following powers:

                    (1) Administer the Corporation's stock option plans, including, but not limited to, the granting of options and the entering into of option agreements pursuant thereto.

                    (2) Review and approve the compensation of all individuals at or to be elected to Vice President rank or above and/or who have current or proposed salary of $100,000 or above.

                    (3)  Review   the  employee  benefit  programs  of  the
                         Corporation and its subsidiaries.

                    (4) Recommend to the Board of Directors of the Corporation as to changes in, or establishment of, incentive plans, thrift plans and retirement and deferred compensation plans for the employees of the Corporation and its subsidiaries.

                    (5)  Recommend  to   the  Board  of  Directors   as  to
                         reasonable compensation of Directors for service to the Company.




          Two (2) members of the Compensation Committee shall constitute a quorum. Regular meetings of the Compensation Committee shall be held at such times and places as the Committee may determine and no notice of such meetings shall be necessary. Special meetings of the Compensation Committee shall be called by the Secretary whenever the Chairman of the Compensation Committee shall so request, and may be called at any time by any member of the Committee. Reasonable notice shall be given of such meetings, but the action of a majority of the Compensation Committee at any meeting at which a quorum is present shall be valid, notwithstanding any defect in the notice for such meeting.


                                     ARTICLE III

                                       Officers

                    SECTION 1. Number, Titles and Term of Office. The Officers of the Corporation shall be a Chairman of the Board, two Vice Chairman of the Board, a President, and Executive Vice President, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time elect or appoint (such as Executive Vice Presidents, Senior Vice Presidents, Assistant Secretaries, Assistant Treasurers, etc.). Each officer shall hold office for the term for which he is elected and until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in manner hereinafter provided. Any two (2) or more offices may be held by the same person, except that the President shall not hold the office of Secretary. The Chairman of the Board of Directors and the President shall be directors, but none of the other officers need be a Director.

                    SECTION 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment and the best interest of the Corporation will be served thereby; provided, however, that no director can be removed from his position as a director except as provided for in Article II, Section 1. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                    SECTION  3.  Vacancies.   Any vacancy in  the office of
          any officer may be filled by vote of a majority of the Board of Directors.

                    SECTION 4. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and have such other powers and duties as may be assigned to him by the Board of Directors.

                    SECTION 5. Powers and Duties of the Vice Chairmen of the Board. Each Vice Chairman shall, in the absence of the Chairman of the Board of Directors, or at the direction of the Board of Directors or its Chairman, serve as the Chairman of the




          Board of Directors, with all of the powers and duties that attache thereto, a provided in Section 4.

                    SECTION 6. Powers and Duties of the President. The President shall be the Chief Executive Officer of the corporation and, subject to the guidance and direction of the Board of Directors, shall be primarily responsible for determining Corporation policy and shall have general charge of the business of the Corporation and control of its affairs; in the absence of the Chairman of the Board and a Vice Chairman he shall preside at all meetings of the stockholders and of the Board of Directors; shall have authority to execute all legal instruments necessary for the transaction of the Corporation's business, he may sign all certificates for shares of capital stock of the Corporation make reports to the stockholders and the Board of Directors; act as ex-officio member of all committees unless otherwise directed by the Board of Directors; prescribe duties for officers and employees which are not otherwise defined in the by-laws or by the Board of Directors, including the power to employ and discharge such employees as may be necessary for the proper conduct of the business of the corporation, and may delegate such powers with such restrictions as he may deem proper to the other officers to the extent that such powers affect the performance of the officers' duties in their respective departments. He shall also have such other powers and duties as may be assigned to him by the Board of Directors.

                    SECTION 7. Powers and Duties of the Vice President. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors and shall exercise the powers of the President during the officer's absence or inability to act. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

                    SECTION 8. Powers and Duties of the Treasurer. The Treasurer shall have custody to all the funds and securities of the corporation which come into his hands. When necessary or proper he may endorse, on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors; he may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash accounts; he shall enter all costs to be entered regularly in the books of the Corporation to be kept by him for that purpose for an accurate account of all moneys received and paid on account of the Corporation; he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

                    SECTION 9. Powers and Duties of the Secretary. The Secretary shall attend all meetings of the stockholders, the Board of Directors and the Executive Committee, and shall prepare and maintain as permanent records the minutes of all such



          meetings.  he shall  attend  to the  giving  and serving  of  all notices; he may sign with the President the name of the Corporation on contracts of the corporation and affix the seal of the Corporation thereto; he shall direct the issuance of insurance policies and the collection of premiums thereon; he may sign with the President all certificates for shares of the capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct all of which shall at all reasonable times be open to inspection of any Director upon application to the office of the Corporation during business hours; and he shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

                    SECTION 10. Other Duties of Officers. The officers of the Corporation shall perform such other and further duties in addition to those specifically named as may from time to time be required of them by the Chairman of the Board, President, Vice President or Board of Directors.

                    SECTION 11. Absence or Disability of Officers. In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in this place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and the duties of such officer to any other officer, or any director, or any other person whom it may select.

                    SECTION 12. Compensation of Officers and Employees. The compensation of all officers under contract with the Corporation shall be fixed by the Board of Directors. Unless otherwise provided by law, the compensation of all employees shall be fixed by the President.


                                      ARTICLE IV

                              Indemnification Provisions

                    SECTION 1. Indemnification. Each director and each officer or former director or officer of this Corporation or each person who may have served at its request as a director or officer of another Corporation in which it owned shares of capital stock or of which it is a creditor, may be indemnified by the Corporation against liabilities imposed upon him and expenses reasonably incurred by him in connection with any claim made against him, or any action, suit or proceeding to which he may be a party by reason of his being, or having been such director or officer, and against such sums as independent counsel selected by the Board of Directors shall deem reasonable payment made in settlement of any such claim, action, suit or proceeding primarily with a view of avoiding expenses of litigation; provided, however, that no director or officer shall be indemnified with respect to matters as to which he shaLl be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, or with respect to any matters which such indemnification would be against public



          policy. Such indemnification shall be in addition to any other rights to which directors or officers may be entitled.

                    SECTION 2. Fiduciary Duty. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision shaLl not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware code, or (iv) for any transaction from which the director derived an improper personal benefit.


                                      ARTICLE V

                                    Capital Stock

                    SECTION 1. Certificate of Shares. The certificates for shares of the capital stock of the Corporation shall be in such form and shall be approved by the Board of Directors. The certificates shall be signed by the President or any Vice President and also by the Secretary or the Treasurer and may be sealed with the seal of this Corporation or a facsimile thereof. Where any such certificate is countersigned by a Transfer Agent or registered by a Registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of any such President or Vice President and Secretary or Treasurer may be facsimiles. They shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

                    SECTION 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corp[oration by the holders thereof in person or by the duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares. The person surrendering the said certificates, in the absence of notice to the contrary, shall be conclusively presumed to be the owner thereof; and after the transfer and delivery of new certificate or certificates the title of the holder thereof shall not be subject to question against the Corporation by any previous holder thereof.

                    SECTION 3. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the Corporation.


                                      ARTICLE VI

                               Miscellaneous Provisions



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                    SECTION 1.  Voting  Securities Held by the Corporation.
          Unless ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, to act, and to vote for whatever management suggests is its position in the proxy material at any meeting of security holders of other corporations in which the Corporation may hold securities, except in the case of securities of corporations controlled by the Corporation, in which case the Board of Directors shall exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                    SECTION 2. Appointment of Attorneys-In-Fact. The President may, from time to time. appoint by written certificates attorneys-in-fact to act on behalf of the Corporation in the execution of policies of insurance, bonds, undertakings, and other obligatory instruments of like nature. Such attorneys-in-fact, subject to the limitations set forth in their respective certificates of authority, shall have full power to bind the
          Corporation by their signature and execution of any such instruments and to attach the seal of the Corporation thereto. The President, any Vice President or the Board of Directors may at any time revoke all power and authority previously given to any attorney-in-fact.

                    SECTION 3. Resolutions. Every resolution heretofore or hereafter passed by the Board of Directors or stockholders of this Corporation with reference to any of the several matters in each respectively set forth, when to inconsistent with these by-laws or subsequent resolution of the Board of Directors, shall remain in full force and effect until repealed, modified, amended, or changed by a subsequent resolution or a subsequent amendment to these by-laws.

                    SECTION  4.   Fiscal  Year.   The  fiscal year  of  the
          Corporation shall be from January 1 through December 31 of each year.

                    SECTION 5. Seal. The seal of the Corporation shall be such as from time to time may b approved by the Board of Directors. The Secretary shall have custody of the corporate seal and shall affix the same to all instruments requiring it.

                    SECTION 6. Notice and Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these by-laws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed, postpaid wrapper addressed to the person entitled thereto at this post office address, as it appears on the books of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.



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                                     ARTICLE VII

                                      Amendments

                    These by-laws may be altered, amended or repealed, except as provided in Article II, Section 1, by the affirmative vote of the holders of a majority of the outstanding stock at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of such special meeting, or by the affirmative vote of a quorum of Board of Directors at any regular or special meeting, provided notice of said proposed amendment be contained in the notice of meeting.















































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